                                                                EXHIBIT 3.3
                          CERTIFICATE OF INCORPORATION


                                       of


                              THE AMSCAN CO., INC.


             (Pursuant to Article Two of the Stock Corporation Law)


                  WE, THE UNDERSIGNED, desiring to form a corporation pursuant to Article Two of the Stock Corporation Law of the State of New York, do hereby make, subscribe and acknowledge this certificate for that purpose, as follows:

                  FIRST:-  The name of the proposed corporation is

                              THE AMSCAN CO., INC.

                  SECOND:- The purposes for which this corporation is to be formed are as follows; to wit:

                  (a) To carry on a general merchandising, trading, commission and brokerage business; to buy, manufacture, produce or otherwise acquire, sell, import, export, trade and deal in either as principal, agent, commission merchant, factor, broker or attorney-in-fact, every and all kinds of goods, wares, merchandise, commodities and personal property, and to make and enter into all manner and kinds of contracts, agreements and obligations with any individual, partnership, corporation, association, foreign or domestic, including government or governmental authorities, international, supreme, local or otherwise.

                  (b) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or of
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any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyright, trademarks and trade names relating to or in connection with any business of this corporation.

                  (c) To take, buy, exchange, lease or otherwise acquire real estate and any interest or right therein, and to hold, own, operate, control, maintain, manage and develop the same and to construct, maintain, alter, manage and control directly or through ownership of stock in any other corporation any and all kinds of buildings, stores, offices, warehouses, mills, shops, factories, machinery and plants, and any and all other structures and erections which may at any time be necessary, useful or advantageous for the purposes of this corporation.

                  (d) To buy, exchange, contract for, lease and in any and all other ways acquire, take, hold and own personal property of every character and description, and to sell, mortgage, lease and otherwise dispose of the same.

                  (e) To sell, assign and transfer, convey, lease or otherwise alienate or dispose of, and to mortgage or otherwise encumber the lands, buildings, real and personal property of the corporation wherever situated, and any and all legal and equitable interests therein.

                  (f) To acquire, by purchase, subscription or otherwise and to own, hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or other obligations of any corporation or corporations, association or associations, domestic or foreign, or of any


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firm or individual, or of the United States or any territory or dependency thereof, or of any state or political subdivision thereof, or of any foreign government or governmental subdivision; and to issue in exchange therefor, stocks, bonds, or other securities or evidences of indebtedness of the corporation, and while the owner or holder of any such property, to receive, collect, or dispose of the interest, dividends and income and other rights accruing on or from such property and to possess and exercise in respect thereof all of the rights, powers and privileges of ownership and including all voting powers connected therewith.

                  (g) To purchase, acquire and take over as a going concern, or otherwise, and carry on, all or any part of the property or business of any person, firm or corporation possessed of property which can be used for any of the purposes of this company, or carrying on any business which this company is authorized to carry on, and as the consideration for the same, to pay cash or to issue shares, stocks, debentures or obligations of this company, and, in connection with any such transaction, to undertake any liabilities relating to the business or property so acquired; when necessary in the course of its business to guarantee or assume, in so far as is authorized to business corporations, the payment of principal, dividends or interest of or on any shares of stock or notes, bonds or other securities of another corporation or of any firm or individual whose stock, business or property shall be acquired in whole or in part by it, or any contract or obligation issued or executed or incurred by any such corporation, firm or individual, and, in so far as is authorized to business corporations, to use its name and credit for the benefit of other corporations, firms or individuals.


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                  (h) To have one or more offices, to carry on all or any of its operations and business without restriction or limit as to amount; to purchase or otherwise acquire, hold, own, mortgage and sell, convey or otherwise dispose of real and personal property of every class and description in any of the states, districts, territories or dependencies of the United States and in any and all foreign countries and international zones.

                  (i) The foregoing and following clauses shall be construed as objects and powers in furtherance and not in limitation of the general powers conferred by the laws of the State of New York and it is hereby expressly provided that the enumeration herein of specific powers shall not be held to limit or restrict in any manner the powers of this corporation, and that this corporation may do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or objects hereinafter enumerated either alone or in association with other corporations, firms, individuals or governmental authorities to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.

         THIRD:- The amount of the capital stock shall be in the sum of Ten Thousand ($10,000) Dollars, which shall consist of one hundred (100) shares of the par value of One Hundred ($100) Dollars.

         FOURTH:- The Secretary of State of the State of New York is hereby designated as the agent of the corporation upon whom process in any action or proceeding against it may be served; the office of the corporation shall be located in the Village of Bronxville, County of Westchester, State of New York and the address to


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which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served upon him is: Room 1701, No. 40 Exchange Place, New York 5, N.Y.

         FIFTH:- The duration of said corporation shall be perpetual.

         SIXTH:- The number of directors shall be not less than three nor more than seven. A director need not be a stockholder.

         SEVENTH:- The names and post office addresses of the directors until the first annual meeting of the stockholders, are as follows:


      Names                                      Post Office Addresses
      -----                                      ---------------------
ELVERA SVENNINGSEN                      25 Birchbrook Road, Bronxville, New York
JOHN SVENNINGSEN                        25 Birchbrook Road, Bronxville, New York
REGINA NELSON                           259 Reynolds Terrace, Orange, New Jersey

         EIGHTH:- The names and post office addresses of the subscribers of this certificate of incorporation and a statement of the number of shares which each agrees to take in the corporation are as follows:

                                                                                             Number
      Names                                         Post Office Addresses                   of shares
      -----                                         ---------------------                   ---------
ALFRED J. BEDARD                             40 Exchange Place, New York 5, N.Y.                1
JULIAN A. RONAN                              40 Exchange Place, New York 5, N.Y.                1
M. JOSEPHINE MESSENGER                       40 Exchange Place, New York 5, N.Y.                1

                  NINTH:- All of the subscribers of this certificate are of full age, and at least two-thirds of them are citizens of the United States, and at least one of them is a


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resident of the State of New York and at least one of the persons named as a director is a citizen of the United States and a resident of the State of New York.

                  TENTH:- No contract or other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation [ ] interested in, or is a director or officer, or are directors or officers of such other corporation, and any director or directors, individually or jointly may be a party or parties to or may be interested in any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any person or persons, firms or corporations, shall be affected or invalidated by the fact that any director or directors of this corporation is a party, or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm or association, and each and every person who may become a director of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any wise interested.

                  Subject always to by-laws made by the stockholders, the board of directors may make by-laws and from time to time may alter, amend or repeal any by-laws, but any by-laws made by the board of directors may be altered or repealed by the stockholders.


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                  IN WITNESS WHEREOF, we have made, subscribed and acknowledged
this certificate this      day of June 1954.

                                         /s/                              (L.S.)
                                         ---------------------------------------

                                         /s/                              (L.S.)
                                         ---------------------------------------

                                         /s/                              (L.S.)
                                         ---------------------------------------




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
STATE OF NEW YORK  )
                   :ss.:
COUNTY OF NEW YORK )

         On this 30th day of June, 1954, before me came ALFRED J. BEDARD, JULIAN
A. RONAN and M. JOSEPHINE MESSENGER to me known to be the persons described in and who executed the foregoing certificate of incorporation and they thereupon severally duly acknowledged to me that they executed the same.


                                            /s/
                                            -----------------------------------




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

                   CERTIFICATE OF AMENDMENT OF THE CERTIFICATE
                               OF INCORPORATION OF


                              THE AMSCAN CO., INC.

         Under Section 805 of the Business Corporation Law.

         1. The name of the Corporation is THE AMSCAN CO., INC.

         2. Its Certificate of Incorporation was filed by the Department of State on July 1st, 1954.

         3. The Certificate of Incorporation of the Corporation is amended as follows:

         The name of the Corporation is changed to AMSCAN INC.

         4. This amendment of the Certificate of Incorporation was authorized by a vote of the holder of a majority of all outstanding shares entitled to vote thereon at a meeting of the share holders duly held on February 10, 1965.

         IN WITNESS WHEREOF, we have made and subscribed this Certificate, this day of February, 1965.

                                          /s/
                                          --------------------------------------
                                          President

                                          /s/
                                          --------------------------------------
                                          Secretary

STATE OF NEW YORK     )
                      :ss.:
COUNTY OF WESTCHESTER )

         On this       day of February, 1965, before me personally came ELVERA
SVENNINGSEN and ALLYN POWELL, to me known and known to me to be the persons described in and who executed the foregoing certificate of change of name, and they thereupon severally duly acknowledged to me that they executed the same.


                                          /s/
                                          --------------------------------------
                                              Notary Public,
                                          County of Westchester




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
STATE OF NEW YORK     )
                      :ss.:
COUNTY OF WESTCHESTER )

                  ELVERA SVENNINGSEN and ALLYN POWELL, being duly sworn, depose and say, and each for herself and himself deposes and says that she, ELVERA SVENNINGSEN, is the President of THE AMSCAN CO., INC., and he ALLYN POWELL, is the Secretary thereof; that they were duly authorized to execute and file the foregoing certificate of amendment of the Certificate of Incorporation of said corporation by the votes of the holders of record of a majority of the outstanding shares of the corporation entitled to vote on such amendment, cast in person, at a stockholders' meeting held upon notice as prescribed in section 605 of the Business Corporation Law, at No. 30 Grove Avenue, in the City of New Rochelle, New York, on the 10th day of February, 1965, at 2 o'clock p.m. That they have read the foregoing certificate, and know the contents thereof, and that the same is true of their own knowledge, except as to the matters therein stated to be alleged upon information and belief, and as to those matters they believe it to be true.

                                           /s/
                                           -------------------------------------

                                           /s/
                                           -------------------------------------

Subscribed and sworn to before me this
10th day of February, 1965.

/s/
---------------------------------
          Notary Public
      County of Westchester




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                                  AMENDMENT TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   AMSCAN INC.
                                   -----------
1. The name of the corporation is, AMSCAN INC. It was formed under the name of The Amscan Co., Inc.

2. The Certificate of Incorporation was filed by the Department of State of the State of New York on July 1st, 1954.

3. The Certificate of Incorporation, as previously amended, is further amended so as to change the presently authorized 100 shares of the par value of One Hundred ($100.00) Dollars each into 1,000 shares without par value.

4. Paragraph "THIRD" of the Certificate of Incorporation which refers to authorized shares is amended to read as follows:

         "THIRD:-The total number of shares that may be issued by the corporation is one thousand (1,000) shares all of which are to be without par value and which are to be of common stock."

5. Of the 100 shares originally authorized, 99 shares have been issued. 990 shares of the 1,000 shares to be authorized by this amendment, are to be issued at the rate of 10 shares of no par value stock for each share of par value stock presently issued.

6. This amendment of the Certificate of Incorporation was authorized by a vote of the holder of a majority of all outstanding shares entitled to vote thereon at a meeting of the share holders duly held on January 3rd, 1966.

                  IN WITNESS WHEREOF, we have made and subscribed this Certificate this 5th day of January, 1966.

                                       /s/ Elvera Svenningsen
                                       -----------------------------------------
                                       Elvera Svenningsen, President

                                       /s/ Allyn Powell
                                       -----------------------------------------
                                       Allyn Powell, Secretary


STATE OF NEW YORK     )
                      :ss.:
COUNTY OF WESTCHESTER )

                  On this 5th day of January, 1966, before me personally came ELVERA SVENNINGSEN and ALLYN POWELL, to me known and known to me to be the persons described in and who executed the foregoing certificate of change of name, and they thereupon severally duly acknowledged to me that they executed the same.

                                       /s/ Harry Schopp
                                       -----------------------------------------
                                       Notary Public #60-8843000
                                       of New York State
                                       Appointed in and for
                                       Westchester County
                                       Commission expires March 30, 1966


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
STATE OF NEW YORK     )
                      :ss.:
COUNTY OF WESTCHESTER )

           ELVERA SVENNINGSEN and ALLYN POWELL, being duly sworn, depose and say, and each for herself and himself deposes and says that she, ELVERA SVENNINGSEN, is the President of THE AMSCAN CO., INC., and he ALLYN POWELL, is the Secretary thereof; that they were duly authorized to execute and file the foregoing certificate of amendment of the Certificate of Incorporation of said corporation by the votes of the holders of record of a majority of the outstanding shares of the corporation entitled to vote on such amendment, case in person, at a stockholders' meeting held upon notice as prescribed in section 605 of the Business Corporation Law, at No. 30 Grove Avenue, in the City of New Rochelle, New York, on the 3rd day of January, 1966, at 10:00 A.M. That they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge except as to the matters therein stated to be alleged upon information and belief and as to those matters they believe it to be true.

                                       /s/ Elvera Svenningsen
                                       -----------------------------------------
                                       Elvera Svenningsen

                                       /s/ Allyn Powell
                                       -----------------------------------------
                                       Allyn Powell



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
Subscribed and sworn to before me this
5th day of January, 1966


/s/ Harry Schopp
-------------------------------------
Notary Public #60-8843000
of New York State
Appointed in and for Westchester County
Commission expires March 30, 1966




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

                              CERTIFICATE OF CHANGE


                                       OF


                                   AMSCAN INC.




               UNDER SECTION 805-A OF THE BUSINESS CORPORATION LAW



         WE, THE UNDERSIGNED, John A. Svenningsen and Stephen P. Stein, being respectively the President and the Secretary of Amscan, Inc. hereby certify:

1. The name of the corporation is Amscan, Inc. It was incorporated under the name The Amscan Co., Inc.

2. The Certificate of Incorporation of said corporation was filed by the Department of State on July 1, 1954.

3.       The following was authorized by the Board of Directors:

                  To change the post office address to which the Secretary of State shall mail a copy of process in any action or proceeding against the corporation which may be served on him from The Amscan Co., Inc., 40 Exchange Place, Room 1701, New York, N.Y. to Amscan, Inc., South Road, P.O. Box 587, Harrison, New York 10528-0587.

                  IN WITNESS WHEREOF, we have signed this certificate on the 23rd day of June, 1995 and we affirm the statements contained therein as true under penalties of perjury.

                                        /s/ John A. Svenningsen
                                        --------------------------------------
                                        John A. Svenningsen, President

                                        /s/ Stephen J. Stein
                                        --------------------------------------
                                        Stephen J. Stein, Secretary




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